VARIABLE ANNUITY GUARANTEED DEATH BENEFIT REINSURANCE

Effective April 1, 1996

between

HARTFORD LIFE INSURANCE COMPANY
(HARTFORD, CONNECTICUT)

AND

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
(HARTFORD, CONNECTICUT)

REINSURANCE AGREEMENT, Effective April 1, 1996

between

HARTFORD LIFE INSURANCE COMPANY
(HARTFORD, CONNECTICUT)

and

Connecticut General Life Insurance Company
(Hartford, Connecticut)

INDEX

	ARTICLE	PAGE
Access to Records	XII	7
Amounts at Risk	II	1
Arbitration	XVII	8
Automatic Excess Reinsurance	III	2
Claims	VII	5
Currency	XIV	7
DAC tax Regulation Election	XVIII	9
Delays, Errors, or Omissions	XIII	7
Effective Date; Term and Termination	XIX	10
Extra Contractual Obligation	IX	6
Hold Harmless	XV	8
Insolvency	XVI	8
Liability of Connecticut General	IV	3
Litigation	X	6
Notices	XX	13
Offset	XI	7
Parties to the Agreement	I	1
Premium Accounting	VI	4
Reinsurance Premiums	V	3
Reserves	VIII	5

SCHEDULES

A Maximum Limits of Reinsurance in Connecticut General

B Policy Forms and Funds Subject to this Reinsurance Agreement

C Definition of Guaranteed Minimum Death Benefit

D Reinsurance Premium Rates

E Reporting Format Description

REINSURANCE AGREEMENT
(hereinafter called Agreement)

between

Hartford Life Insurance Company
(hereinafter called Hartford Life)

and

Connecticut General Life Insurance Company
(hereinafter called Connecticut General or Reinsurer)

It is agreed by the two companies as follows:

ARTICLE I PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of
Hartford Life and Connecticut General. This Agreement shall not and is not intended to create any right or interest in any third party and shall not and is not intended to create any legal relationship between either party and any third party, including, without limitation, annuitants, insureds, certificate holders, employees, dependents, beneficiaries, policy owners, applicants or assignees under any policy or contract issued by Hartford Life.

ARTICLE II AMOUNTS AT RISK

A. The reinsurance death benefit is the excess of the guaranteed minimum death benefit over the contract surrender value. At issue, the guaranteed minimum death benefit is equal to the initial premium. Once every year thereafter, on the contract anniversary, prior to certificate or contract owner attained age
81, the guaranteed minimum death benefit is reset to the then current contract value, if this value exceeds the current guaranteed minimum death benefit.
Please refer to Schedule C for a complete description of the guaranteed minimum death benefit.

B. The Contract Value represents the owner's invested assets in the funds in
Schedule B as it appears in the records of Hartford Life before application of any contingent deferred sales charge on any given date. The Surrender Value is defined as the Contract Value less any contingent deferred sales charge. The charge is a percentage of the amount surrendered (not to exceed the aggregate amount of the premium payments made) and equals:

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

[REDACTED]

C. The Net Amount At Risk, is equal to the guaranteed minimum death benefit less the Surrender Value at the end of each calendar month. The Net Amount At
Risk cannot fall below zero.

ARTICLE III AUTOMATIC EXCESS REINSURANCE

A. On and after the Effective Date of this Agreement, subject to the terms, conditions and limitations set forth in this Agreement and the Schedules attached to and made a part hereof, Hartford Life shall cede and the Reinsurer shall accept Hartford Life's guaranteed death benefit liability under the
Variable Annuity Contracts, as described in Article II A.

B. This Agreement covers only Hartford Life's liability for claims paid under
Variable Annuity Contracts written on forms and investment in funds which were reviewed by the Reinsurer prior to their issuance. Forms, as supplemented by additional materials, and funds available as of the date of this Agreement are listed on Schedule B, attached hereto and made a part hereof. If Hartford Life intends to cede to Reinsurer liability with respect to a new form or fund, or a revised version of an approved form or fund, the following applies:

a) new or revised forms that do not materially impact the guaranteed minimum death benefit risk, shall be submitted to Connecticut General by Hartford Life as a revised Schedule B to be included in this
Agreement. A form that contains no change in the guaranteed minimum death benefit calculation and surrender charges no greater than those shown in Article II paragraph B will be deemed to have no material impact on the guaranteed minimum death benefit risk;

b) new or revised forms or funds that materially impact the guaranteed minimum death benefit risk shall be subject to the approval of
Connecticut General. Connecticut General shall have no change in liability until written notice is provided to Hartford Life that such new or revised forms or funds are acceptable. If Connecticut General fails

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

2

to provide written notice of acceptance within thirty (30) days, such changes shall be considered to have been approved.

ARTICLE IV LIABILITY OF CONNECTICUT GENERAL

Connecticut General's liability for reinsurance under this Agreement shall follow that of Hartford Life in every case, and be subject in all respects to the general stipulations, terms, clauses, conditions, waivers and modifications of the Variable Annuity Contracts.

In no event shall Connecticut General have any reinsurance liability unless the
Variable Annuity Contract issued by Hartford Life is in force and the underwriting and issuance of coverage by Hartford Life constitutes the doing of business in a state of the United States of America or in territories of the
United States of America in which Hartford Life is properly licensed and authorized to do business.

ARTICLE V REINSURANCE PREMIUMS

The monthly premiums for reinsurance subject to the terms and conditions of this
Agreement shall be calculated as the average of the reinsurance premiums using the Net Amount at Risk as of the end of the prior month and the reinsurance premium using the Net Amount at Risk as of the end of the current month by applying the YRT rates set forth in Schedule D, subject to the following:

A. The reinsurance premiums shall be based on the older of contract owner and annuitant at the time the Net Amount at Risk is calculated. Hartford Life shall determine the age at the time it prepares the monthly exposure data submission for the variable annuity guaranteed death benefit, as set forth in Schedule E, attached hereto.

B. The premium for each calendar month will be at least equivalent to the
Monthly Average Contract Value times the minimum premium rate as shown in paragraphs D and E below. The Monthly Average Contract Value is the average of the contract values at the end of the current calendar month and the end of the prior calendar month. The Monthly Contract Value times the minimum premium rate will be remitted to Connecticut General in advance for the current month, at the time of settlement for the prior month.

C. The premium for each calendar month will be no more than the monthly Average
Contract Value times the maximum premium rate as shown in paragraphs D and E below. Basis points (bps) shown below are monthly.

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

3

D. [REDACTED]

E. GMDB Modification

For policies issued on or after January 1, 1996 in which the reduction in guaranteed minimum death benefit caused by partial withdrawals is proportionate to the amount withdrawn, the following minimum and maximum rates will apply:

[REDACTED]

ARTICLE VI PREMIUM ACCOUNTING

Hartford Life shall forward to Connecticut General within 30 days of the end of the reporting period a monthly statement substantially similar to that set forth in Schedule E. Reinsurance premiums submitted by Hartford Life shall be net of claims incurred. If a balance is due Connecticut General, Hartford Life shall remit any balance due for the prior month along with an advance premium for the current month, in accordance with Article V.

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

4

ARTICLE VII CLAIMS

A. Hartford Life is solely responsible for payment of its claims under the
Variable Annuity Contracts, policies, master contracts or certificates identified on Schedule B. Hartford Life shall provide Connecticut General with proof of claim, proof of claim payment and any other claim documentation requested by Connecticut General. Reinsurance premiums submitted by Hartford
Life shall be net of claims incurred. If a balance is due Hartford Life,
Connecticut General shall remit payment within thirty (30) calendar days following receipt of the monthly reinsurance statement, as set forth in Schedule
E.

B. Hartford Life shall notify Connecticut General of its intentions to contest, compromise, or litigate a claim involving reinsurance.

ARTICLE VIII RESERVES

The reserve held by Connecticut General for reinsurance of the variable annuity death benefit will be determined as follows:

[REDACTED]

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

5

ARTICLE IX EXTRA CONTRACTUAL OBLIGATIONS

A. In no event shall Connecticut General be liable for extra contractual damages (whether they constitute Compensatory damages, Statutory penalties,
Exemplary or Punitive damages) which are awarded against Hartford Life as a result of an act, omission or course of conduct by Hartford Life in connection with policies subject to this Agreement, unless the Reinsurer shall have received notice of and concurred with the actions taken or not taken by Hartford
Life which led to its liability, in which case the Reinsurer shall pay its share of such liability. For this purpose, the Reinsurer's share shall be proportionate with its risk under the business reinsured hereunder.

B. The following definitions shall apply;

(1) Punitive damages and Exemplary damages are those damages awarded as a penalty, the amount of which is not governed nor fixed by statute.

(2) Statutory penalties are those amounts which are awarded as a penalty but fixed in amount by statute.

(3) Compensatory damages are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty nor fixed in amount by statute.

ARTICLE X LITIGATION

A. In the event of any action brought against Hartford Life related to the guaranteed minimum death benefit risk under any Underlying Annuity Contract that is subject to the terms and conditions of this Agreement, Hartford Life shall provide a copy of such action and written notice of such action within two (2)
business days to Connecticut General. If Connecticut General is a party to action brought against Hartford Life, Hartford Life shall seek agreement by
Connecticut General on the selection and appointment of local counsel to represent Hartford Life in such action.

B. Hartford Life and Connecticut General agree that all litigation costs, excluding the salaries of employees of Hartford Life and Connecticut General, shall be borne by Hartford Life. However, if Hartford Life and Connecticut
General agree to jointly defend any litigation, litigation costs will be borne in proportion to the net liability borne by each party.

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

6

ARTICLE XI OFFSET

Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement. However, in the event of insolvency of Hartford Life subject to the provisions of Article XVI, offset shall only be allowed in accordance with the statutes and/or regulations of the state having jurisdiction over the insolvency.

ARTICLE XII ACCESS TO RECORDS

Connecticut General, or its duly authorized representative, shall have access
(at any reasonable time) to all records of Hartford Life (including the right to photocopy documents) which pertain in any way to this reinsurance. The right of access shall continue for twelve (12) months following the termination of this
Agreement.

ARTICLE XIII DELAYS, ERRORS OR OMISSIONS

No accidental delay, errors or omissions on the part of Hartford Life shall relieve Connecticut General of liability provided such delay, errors or omissions are rectified as soon as possible after discovery. However,
Connecticut General shall not be liable with respect to any reinsurance which may have been inadvertently included in the premium computation but which ought not to have been included by reason of the terms and conditions of this
Agreement. It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be unintentional or the result of misunderstanding or oversight on the part of either party, both parties shall be restored to the position they would have occupied had no such error or oversight occurred, subject always to the correction of the error or oversight.

ARTICLE XIV CURRENCY

All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency. For the purposes of this Agreement, amounts paid or received by Connecticut General in any other currency shall be converted into United States dollars at the rates of exchange on the date such transactions are entered on the books of Connecticut
General.

ARTICLE XV HOLD HARMLESS

A. Connecticut General shall indemnify and hold Hartford Life harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of Connecticut

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

7

General in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

B. Hartford Life shall indemnify and hold Connecticut General harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of Hartford Life in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

ARTICLE XVI INSOLVENCY

In the event of insolvency of Hartford Life, the reinsurance under this
Agreement shall be payable directly by Connecticut General to Hartford Life or to its liquidator, receiver, conservator or statutory successor on the basis of
Connecticut General's liability to Hartford Life without diminution because of the insolvency of Hartford Life or because the liquidator, receiver, conservator or statutory successor of Hartford Life has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of Hartford Life shall give prompt written notice to
Connecticut General of the pendency of a claim against Hartford Life within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding and that during the pendency of such claim,
Connecticut General may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to Hartford Life or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by
Connecticut General shall be chargeable, subject to the approval of the Court, against Hartford Life as part of the expense of conservation or liquidation to the extent of a pro-rata share of the benefit which may accrue to Hartford Life solely as a result of the defense undertaken by Connecticut General.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by Hartford Life.

ARTICLE XVII ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days of the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days of the appointment of the second arbitrator. If the

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

8

two arbitrators fail to agree on the selection of the umpire within thirty (30)
days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three umpire candidates, each arbitrator shall select one name from the list submitted by the other and the umpire shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators.

B. The arbitrators and the umpire all shall be active or retired, disinterested executive officers of insurance or reinsurance companies.

C. The arbitration panel shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

D. The decision of the arbitration panel shall be final and binding on both, parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but not limited to, attorneys' fees and interest. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E. All meetings and hearings before the arbitration panel shall take place in
Hartford, Connecticut unless some other place is mutually agreed upon the parties.

F. Each parry shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expenses of the umpire and of the arbitration.

ARTICLE XVIII DAC TAX REGULATION ELECTION

Connecticut General and Hartford Life hereby agree to make an election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect.

The terms used in this article are defined by reference to Regulation Section
1.848-2 promulgated on December 28, 1992.

Connecticut General and Hartford Life agree that the entity with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section
848(c)(1) of the Internal Revenue Code of 1986, as amended.

Connecticut General and Hartford Life agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, Hartford Life shall provide Connecticut
General with a schedule of its calculation of the

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

9

net consideration for all reinsurance agreements in force between them for a taxable year by no later than April 30 of the succeeding year. Connecticut
General shall advise Hartford Life if it disagrees with the amounts provided by no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year.
If Connecticut General contests Hartford Life's calculation of the net consideration, the Parties agree to act in good faith to resolve any differences within thirty (30) days of the date Connecticut General submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such tax year.

Connecticut General represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the
Internal Revenue Code of 1986, as amended.

ARTICLE XIX EFFECTIVE DATE; TERM AND TERMINATION

A. The effective date of this Agreement is April 1, 1996. This Agreement remains effective for all annuity contracts subject to this Agreement written by
Hartford Life for three (3) years from the effective date, unless terminated pursuant to the paragraphs listed below:

B. Either Connecticut General or Hartford Life shall have the option of terminating this agreement with ninety (90) calendar days written notice to the other party for new business anytime on or after the end of the three (3) year period.

C. Once each calendar year, Hartford Life shall have the option to recapture existing contracts beginning with the twentieth (20) anniversary of their reinsurance hereunder. Recapture must be made on an issue year basis, and no contracts can be recaptured unless all contracts with earlier issue years are recaptured.

D. Connecticut General shall have the option of terminating this Agreement upon delivery of thirty (30) calendar days written notice to Hartford Life, within thirty (30) days of the happening of any of the following events:

For New and Existing Business:

(1) [REDACTED]

(2) Hartford Life is placed upon a "watch list" by its domiciliary state's insurance regulators;

(3) An order appointing a receiver, conservator or trustee for management of Hartford Life is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of
Hartford Life;

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

10

(4) The Securities and Exchange Commission revokes the authority of
Hartford Life to conduct business;

(5) Failure by Hartford Life to pay premium in accordance with Article V.
If, during the thirty (30) days notice period, Reinsurer receives all premiums in arrears and all premiums which may become due within the thirty (30) days notice period, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of Reinsurer if, at any time within sixty (60) days of termination, Hartford Life pays and Reinsurer receives all premiums due with interest thereon and payable up to the date of reinstatement. (Please refer to paragraph J below for the interest calculation description)

E. Hartford Life shall have the option of terminating this Agreement upon delivery of thirty (30) calendar days written notice to Connecticut General, within thirty (30) days of the happening of any of the following events:

For New and Existing Business:

(1) [REDACTED]

(2) Connecticut General is placed upon a "watch list" by its domiciliary states's insurance regulators;

(3) An order appointing a receiver, conservator or trustee for management of Connecticut General is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or
conservation of Connecticut General;

F. If this Agreement is terminated for new and existing business, Connecticut
General shall be relieved of all liability to Hartford Life for claims incurred following the termination date of this Agreement under such Underlying Annuity
Contracts issued by Hartford Life, and

G. If this Agreement is terminated for new business only, Connecticut General will remain liable, after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of the Agreement for new business.

H. Both parties shall continue to be entitled to all offset credits provided by
Article XI up to the effective date of termination.

I. Hartford Life shall not have the right to assign or transfer any portion of the rights, duties and obligations of Hartford Life under the terms and conditions of this Agreement without the written approval of Connecticut
General.

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

11

J. In the event of reinstatement as described in paragraph D above, there will be an interest charge at the three (3) month LIBOR Rate (as published in the
Wall Street Journal), plus 1%, determined on the first business day following the end of the 30 day notice period. The settlement is considered overdue at the end of the 30 day notice period and interest shall commence from the overdue date.

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

12

ARTICLE XX NOTICES

All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via facsimile, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

Gregory M. Mateja, FSA
Assistant Vice President & Director
Actuarial
Hartford Life Insurance Company
P.O. Box 2999
Hartford, CT 06104-2999
Phone No. (860) 843-8187 Fax No. (860) 843-3550

Timothy J. Ruark, FSA
Assistant Vice President and Actuary
Connecticut General Life Insurance Company
R-26
900 Cottage Grove Road
Hartford, CT 06152-4026
Phone No. (860) 726-4053 Fax No. (860) 726-3153

Notice shall be deemed given on the date it is received in the mail or sent via facsimile in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

This Agreement constitutes the entire contract between the parties and shall be deemed to have been made under and governed by the laws of the State of
Connecticut. Any amendment or modification hereto shall be in writing, endorsed upon or attached hereto and signed by both Hartford Life and Connecticut
General.

In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY

Date: August 30, 1996 By: /s/ [ILLEGIBLE]
------------------------------

CONNECTICUT GENERAL LIFE INSURANCE
COMPANY

Date: August 27, 1996 By: /s/ [ILLEGIBLE]
------------------------------

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker

13

SCHEDULE A

Maximum Limits of Reinsurance in Connecticut General

The maximum purchase amount issued on the life of each insured*:

[REDACTED]

The total purchase amount is the sum of all premium contributions for each contract in which the insured is the owner or annuitant. For purchase amounts in excess of the maximum, Connecticut General's death benefit liability will be reduced by the ratio of purchase amounts in excess of the maximum to the total purchase amounts.

------------

* The insured is defined as the first to die of the owner and the annuitant.

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker SCHEDULE A

SCHEDULE B

Contracts and Funds Subject to this Reinsurance Agreement

FORM NUMBER	POLICY DESCRIPTION	DATE
HLVA94	The Director, Putnam Capital Manager, Select Dimensions, Pathmaker and all other group and state variations thereof

FUNDS:

a) Fixed Accounts on the above forms

b) Variable Accounts as listed below:

FUND DESCRIPTION

Hartford Bond Fund         Money Market Portfolio
Hartford Stock Fund         No.American Government Securities
                    Portfolio
HVA Money Market Fund     Diversified Income Portfolio
Hartford Advisers Fund     Balanced Portfolio
Hartford U.S. Government Money Market     Utilities Portfolio
Fund
Hartford Capital Appreciation Fund     Dividend Growth Portfolio
Hartford Mortgage Securities Fund     Value-Added Market Portfolio
Hartford Index Fund         Core Equity Portfolio
Hartford International Opportunities     American Value Portfolio
Fund
Hartford Dividend & Growth Fund     Global Equity Portfolio
Hartford International Advisers Fund     Developing Growth Portfolio
PCM Asia Pacific Growth Fund     Emerging Markets Portfolio
PCM Diversified Income Fund     Woodward Balanced Fund
PCM Global Asset Allocation Fund     Woodward Growth/Value Fund
PCM Global Growth Fund     Woodward Opportunity Fund
PCM Growth and Income Fund     Woodward Capital Growth Fund
PCM High Yield Fund     Woodward Money Market Fund
PCM Money Market Fund
PCM New Opportunities Fund
PCM U.S. Government and High Quality
Bond Fund
PCM Voyager Fund
PCM Utilities Growth and Income Fund

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker SCHEDULE B

SCHEDULE C

Guaranteed Minimum Death Benefit

A. Hartford Life will determine the Guaranteed Minimum Death Benefit for each deceased within seven (7) working days of written notice of death.

The guaranteed minimum death benefit will have the meaning described in the attached policy form (HLVA94/N471R0.FRM).

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker SCHEDULE C

INDIVIDUAL FLEXIBLE PREMIUM
VARIABLE ANNUITY CONTRACT

[LOGO]
ITT HARTFORD

HARTFORD LIFE INSURANCE COMPANY
P.O. BOX 2999
HARTFORD, CONNECTICUT 06104-2999

INDIVIDUAL FLEXIBLE PREMIUM
VARIABLE ANNUITY CONTRACT

Hartford Life Insurance Company
P.O. Box 2999
Hartford Connecticut 06104-2999
(a stock life insurance company herein called the Company)

Unless otherwise directed by the Contract Owner, the Company agrees to pay the named Annuitant, on the Annuity Commencement Date, if the Annuitant and Contract
Owner are then living, the first of a series of annuity payments the frequency, period and dollar amounts of which shall be determined on the basis as set forth herein, in accordance with the Annuity Option selected.

This contract is issued in consideration of the payment of the initial premium payment.

This contract is subject to the laws of the jurisdiction where it is delivered.

The Contract Specifications on Page 3 and the conditions and provisions on this and the following pages are part of the contract.

RIGHT TO EXAMINE CONTRACT

We want you to be satisfied with the contract you have purchased. We urge you to closely examine its provisions. If for [ILLEGIBLE] reason you are not satisfied with your purchase you may surrender the contract by returning the contract within ten days (10) days if this contract is replacing another annuity contract or life insurance policy) after you receive it. A written request [ILLEGIBLE]
cancellation must accompany the contract. In such event, we will pay to the
Contract Owner an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any Account under the contract and
(ii) the Contract Value on the date of surrender. The Contract Owner bears only the investment risk during the period prior to the Company's receipt of request for cancellation.

Signed for the Company

/s/ Bruce D. Gardner /s/ Lowndes A. Smith
--------------------------------- ---------------------------------
BRUCE D. GARDNER, SECRETARY LOWNDES A. SMITH, PRESIDENT

PURCHASE PAYMENTS ARE FLEXIBLE AS DESCRIBED HEREIN.

NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT
EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED
DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER VALUATION
PROVISIONS, PAGES 9 AND 10.

[LOGO]
ITT HARTFORD

TABLE OF CONTENTS


PAGE
-------------------------------------------------------------------
Contract Specifications 3
Definition of Certain Terms 4
Premium Payments Provision 5
Contract Control Provisions 6
General Provisions 7
Valuation Provisions 9
Termination Provisions 10
Settlement Provisions 12
Annuity Tables 15


CONTRACT SPECIFICATIONS


CONTRACT NUMBER [SPECIMEN] CONTRACT DATE [FEBRUARY 8, 1994]
NAME OF ANNUITANT [JAMES DATE OF ISSUE [FEBRUARY 8, 1994]
SCOTT]
AGE OF ANNUITANT [35] ANNUITY COMMENCEMENT DATE [JANUARY 1, 2024]
SEX OF ANNUITANT [MALE] INITIAL PREMIUM PAYMENT [$20,000]
MINIMUM SUBSEQUENT PAYMENT 500
MINIMUM FIXED ACCOUNT 3%
INTEREST RATE
CONTINGENT ANNUITANT [PAUL SCOTT]
DESIGNATED [ANN SCOTT] CONTRACT OWNER (IF OTHER [SAME]
BENEFICIARY THAN ANNUITANT)


DESCRIPTION OF BENEFITS

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT


ANNUAL WITHDRAWAL AMOUNT: CONTRACT YEARS 1-7
10% OF PREMIUM PAYMENTS
AFTER CONTRACT YEAR 7
THE GREATER OF:
100% OF THE CONTRACT VALUE REDUCED BY THE TOTAL OF ANY
PREMIUM PAYMENTS MADE DURING THE 7 YEARS PRIOR TO
WITHDRAWAL: OR
10% OF PREMIUM PAYMENTS MADE DURING THE 7 YEARS PRIOR
TO WITHDRAWAL.
ANNUAL CONTRACT MAINTENANCE FEE: $0 IF THE CONTRACT VALUE IS $50,000 OR MORE ON THE
CONTRACT ANNIVERSARY.
$30 IF THE CONTRACT VALUE IS LESS THAN $50,000 ON THE
CONTRACT ANNIVERSARY.
MORTALITY AND EXPENSE RISK CHARGE: 1.25% PER ANNUM OF THE AVERAGE DAILY CONTRACT VALUE.
ADMINISTRATION CHARGE: 0%PER ANNUM OF THE AVERAGEDAILY CONTRACT VALUE.


CONTINGENT DEFERRED SALES CHARGES:

SUBJECT TO THE ANNUAL WITHDRAWAL AMOUNT, SURRENDERS OF CONTRACT VALUES
ATTRIBUTABLE TO PREMIUM PAYMENTS MAY BE SUBJECT TO A CONTINGENT DEFERRED SALES
CHARGE ("CHARGE"). THE LENGTH OF TIME FROM RECEIPT OF THE PREMIUM PAYMENT TO THE
TIME OF SURRENDER DETERMINES THE CHARGE.

DURING THE FIRST SEVEN CONTRACT YEARS, ALL SURRENDERS WILL BE FIRST FROM PREMIUM
PAYMENTS AND THEN FROM EARNINGS. IF AN AMOUNT EQUAL TO ALL PREMIUM PAYMENTS HAS
BEEN SURRENDERED, A CHARGE WILL NOT BE ASSESSED AGAINST THE SURRENDER OF THE
REMAINING CONTRACT VALUE.

AFTER THE SEVENTH CONTRACT YEAR, ALL SURRENDERS WILL FIRST BE FROM EARNINGS AND
THEN FROM PREMIUM PAYMENTS. A CHARGE WILL NOT BE ASSESSED AGAINST THE SURRENDER
OF EARNINGS. IF AN AMOUNT EQUAL TO ALL EARNINGS HAS BEEN SURRENDERED, A CHARGE
WILL NOT BE ASSESSED AGAINST PREMIUM PAYMENTS RECEIVED MORE THAN SEVEN YEARS
PRIOR TO SURRENDER, BUT WILL BE ASSESSED AGAINST PREMIUM PAYMENTS RECEIVED LESS
THAN SEVEN YEARS PRIOR TO SURRENDER. FOR THIS PURPOSE, PREMIUM PAYMENTS WILL BE
DEEMED TO BE SURRENDERED IN THE ORDER IN WHICH THEY WERE RECEIVED.

THE CHARGE IS A PERCENTAGE OF THE AMOUNT SURRENDERED (NOT TO EXCEED THE
AGGREGATE AMOUNT OF THE PREMIUM PAYMENTS MADE) AND EQUALS:


LENGTH OF TIME FROM PREMIUM PAYMENT
CHARGE (NUMBER OF YEARS)
-------------------------------------------------------------------
6% 1
6% 2
5% 3
5% 4
4% 5
3% 6
2% 7
0% 8 AND THEREAFTER


NO CONTINGENT DEFERRED SALES CHARGES WILL BE ASSESSED IN THE EVENT THE CONTRACT
TERMINATES DUE TO THE DEATH OF THE ANNUITANT OR CONTRACT OWNERS (AS APPLICABLE),
OR IF CONTRACT VALUES ARE APPLIED TO AN ANNUITY OPTION PROVIDED FOR UNDER THIS
CONTRACT (PROVIDED HOWEVER, ANY SURRENDER OUT OF OPTION 4 WILL BE SUBJECT TO
CONTINGENT DEFERRED SALES CHARGES, IF APPLICABLE) OR UPON THE EXERCISE OF THE
ANNUAL WITHDRAWAL AMOUNT.

3 (continued)

FUND OPTIONS

THE INITIAL PREMIUM PAYMENT WILL BE ALLOCATED AS SPECIFIED IN YOUR APPLICATION.
THE SAME ALLOCATIONS WILL BE MADE FOR SUBSEQUENT PREMIUM PAYMENTS UNLESS YOU
CHANGE THE ALLOCATION OR, AT THE TIME OF A PREMIUM PAYMENT, YOU INSTRUCT US TO
ALLOCATE THAT PAYMENT DIFFERENTLY.

SEPARATE ACCOUNT: HARTFORD LIFE INSURANCE COMPANY
SEPARATE ACCOUNT TWO


SUB-ACCOUNT BASED ON:
------------------------------------------------------------------------
ADVISERS FUND HVA ADVISERS FUND, INC.
STOCK FUND HVA STOCK FUND, INC.
AGGRESSIVE GROWTH FUND HVA AGGRESSIVE GROWTH FUND, INC.
INTERNATIONAL OPPORTUNITIES FUND HARTFORD INTERNATIONAL
OPPORTUNITIES FUND, INC.
DIVIDEND AND GROWTH FUND HARTFORD DIVIDEND AND GROWTH
FUND, INC.
INDEX FUND HARTFORD INDEX FUND, INC.
GNMA/MORTGAGE SECURITIES FUND HARTFORD GNMA/MORTGAGE
SECURITIES FUND, INC.
BOND/DEBT SECURITIES FUND HVA BOND/DEBT SECURITIES
FUND, INC.
MONEY MARKET FUND HVA MONEY MARKET FUND, INC.


OR OTHER FUNDS AS MAY BE MADE AVAILABLE FROM TIME TO TIME.

3 (continued)

DEFINITION OF CERTAIN TERMS

ACCOUNT -- Any of the Sub-Accounts or the Fixed Account.

ACCUMULATION UNIT -- An accounting unit of measure used to calculate the value of a Sub-Account of this contract before annuity payments begin.

ADMINISTRATIVE OFFICE OF THE COMPANY -- Currently located at 200 Hopmeadow St.,
Simsbury, Ct. All correspondence concerning this contract should be sent to our mailing address at P.O. Box 2999. Attn: Individual Annuity Operations Hartford,
CT 06104-2999.

ANNUAL WITHDRAWAL AMOUNT -- The amount that can be withdrawn in any Contract
Year prior to incurring surrender charges.

ANNUITANT -- The person on whose life this contract is issued.

ANNUITY COMMENCEMENT DATE -- The date on which annuity payments are to begin as described under Settlement Provisions in this contract.

ANNUITY UNIT -- An accounting unit of measure used to calculate the amount of annuity payments under the variable annuity option.

BENEFICIARY -- The person entitled to receive benefits as per the terms of the contract in case of the death of the Contract Owner or Annuitant, as applicable.

COMPANY -- The Hartford Life Insurance Company.

CONTINGENT ANNUITANT -- The person so designated by the Contract Owner who, upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the
Annuitant.

CONTRACT ANNIVERSARY -- An anniversary of the Contract Date. Similarly, Contract
Years are measured from the Contract Date. The Contract Date is shown on Page 3.

CONTRACT MAINTENANCE FEE -- An amount which in deducted from the value of the contract at the end of the Contract Year or on the date of surrender of this contract, if earlier.

CONTRACT OWNER -- The owner(s) of the contract.

CONTRACT VALUE -- The value of the Sub-Accounts plus the value of the Fixed
Account on any day.

DATE OF ISSUE -- The date on which an Account is established for the Contract
Owner by the Company.

DOLLAR COST AVERAGING -- Contract Owner initiated systematic transfers from one or more Accounts to any other available Sub-Accounts.

DUE PROOF OF DEATH -- A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased, or any other proof acceptable to the Company.

FIXED ACCOUNT -- Part of the Company's General Account to which all or a portion of the Contract Value may be allocated.

DEFINITION OF CERTAIN TERMS (Continued)

FUND(S) -- Currently the Funds specified on Page 3 or any other Fund(s) that may be added by the Company.

GENERAL ACCOUNT -- All assets of the Company other than those allocated to the
Separate Accounts of the Company.

MAXIMUM ANNIVERSARY VALUE -- A value used in determining the death benefit. It is based on a series of calculations of Account Values on Contract
Anniversaries, premium payments and partial surrenders.

As of the date of death, the Company will calculate an Anniversary value for each Contract Anniversary prior to the deceased's attained age 81. The
Anniversary Value is equal to the Account Value on a Contract Anniversary, increased by the dollar amount of any premium payments made since that anniversary and reduced by the dollar amount of any partial surrenders since that anniversary. The Maximum Anniversary Value is equal to the greatest
Anniversary Value attained from this series of calculations.

PREMIUM TAX -- The amount of tax, if any, charged by a federal, state or municipal entity on premium payments or Contract Values.

SEPARATE ACCOUNT -- An Account established by the Company to separate the assets funding the variable benefits for the class of contracts to which this contract belongs from the other assets of the Company. The assets in the Separate Account are not chargeable with liabilities arising out of any other business the
Company may conduct. The Separate Account and the Funds, which are the underlying securities of the Separate Account, are listed on the Contract
Specifications on Page 3 of this contract.

SUB-ACCOUNT -- The subdivisions of the Separate Account which are used to determine how the Contract Owner's Account is allocated between the Funds.

TERMINATION VALUE -- The value of the contract upon termination, as described in the section of the contract captioned "Termination Provisions."

VALUATION DAY -- Every day the New York Stock Exchange is open for trading.

PREMIUM PAYMENTS

PREMIUM PAYMENTS

Premium payments are payable at the Administrative Office of the Company.
Payments may be made by check payable to Hartford Life Insurance Company or by any other method which the Company deems acceptable.

The Initial Premium Payment is shown on Page 3. This is a flexible premium annuity. Additional payments may be accepted by the Company. The additional payments must be at least equal to the minimum subsequent premium payment shown on Page 3.

ALLOCATION OF PREMIUM PAYMENTS

The Contract Owner shall specify that portion of any premium payment to be allocated to each Account, provided, however, that the minimum allocation to any
Account may not be less than the Company's minimum amount then in effect.

PREMIUM PAYMENTS (Continued)

The Contract Owner may transfer Contract Values held in the Accounts into other
Accounts however, the Company reserves the right to limit the number of transfers to no more frequently than 12 per Contract Year with no two transfers being made on consecutive Valuation Days Subject to the following two paragraphs, any such limitations will apply to all Contract Owners.

The right to reallocate Contract Values between the Accounts is subject to modification if the Company determines, in its sole opinion, that the exercise of that right by one or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Any modification could be applied to transfers to or from some or all of the Accounts and could include, but not be limited to the requirement of a minimum time period between each transfer, not accepting transfer requests of an agent acting under a power of attorney on behalf of more than one Contract Owner, or limiting the dollar amount that may be transferred between the Accounts by a Contract Owner at any one time. Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Contract Owners.

The maximum amount transferable from the Fixed Account during any Contract Year is the greater of 30% of the Fixed Account balance as of the last Contract
Anniversary or the greatest of any prior transfer from the Fixed Account. This limitation does not apply to Dollar Cost Averaging. However, if any interest rate is renewed at a rate at least one percentage point less than the previous rate, the Contract Owner may elect to transfer up to 100% of the Funds receiving that reduced rate within 60 days of notification of the interest rate decrease.
Transfers may not be made from the Sub-Accounts into the Fixed Account for the six-month period following any transfer from the Fixed Account into the other
Sub-Accounts. The Company reserves the right to defer transfers from the Fixed
Account for up to six months from the date of request.

CONTRACT CONTROL PROVISIONS

ANNUITANT, CONTINGENT ANNUITANT, CONTRACT OWNER

The Annuitant may not be changed.

The designations of Contract Owner and Contingent Annuitant will remain in effect until changed by the Contract Owner. Changes in the designation of the
Contract Owner may be made during the lifetime of the Annuitant by written notice to the Company. Changes in the designation of Contingent Annuitant may be made at any time prior to the Annuity Commencement Date by written notice to the
Company. Notwithstanding the foregoing, if no Contingent Annuitant has been named and the Contract Owner/Annuitant's spouse is the Beneficiary, it will be assumed that the Contract Owner/Annuitant's spouse is the Contingent Annuitant.

The Contract Owner has the sole power to exercise all the rights, options and privileges granted by this contract or permitted by the Company and to agree with the Company to any change in or amendment to the contract. The rights of the Contract Owner shall be subject to the rights of any assignee of record with the Company and of any irrevocably designated Beneficiary. In the case of joint
Contract Owners, each Contract Owner alone may exercise all rights, options and privileges, except with respect to the Termination and Partial Surrender Annual
Withdrawal Amount Provisions and change of ownership.

CONTRACT CONTROL PROVISIONS (Continued)

BENEFICIARY

The Designated Beneficiary will remain in effect until changed by the Contract
Owner. Changes in the Designated Beneficiary may be made during the lifetime of the Annuitant by written notice to the Administrative Office of the Company. If the Designated Beneficiary has been designated irrevocably, however, such designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of such notice and written consent, if required, at the
Administrative Office of the Company, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Contract Owner is alive at the time of receipt of such notice. The change will be subject to any payments made or other action taken by the Company before the receipt of the notice.

In the event of the death of the Annuitant when there is no surviving Contingent
Annuitant, the Beneficiary will be as follows. If the death of the Annuitant occurs prior to the Annuity Commencement Date, the Beneficiary shall be the surviving Contract Owner, or joint Contract Owners, if applicable, notwithstanding that the Designated Beneficiary may be different. Otherwise, the
Beneficiary will be the Designated Beneficiary then in effect. If the Annuitant is the sole Contract Owner and there is no Designated Beneficiary in effect, the
Annuitant's estate will be the Beneficiary.

In the event of the death of a Contract Owner prior to the Annuity Commencement
Date, the Beneficiary will be as follows. If the owner was the sole Contract
Owner, the Beneficiary shall be the Designated Beneficiary then in effect. If no
Beneficiary designation is in effect or if the Designated Beneficiary has predeceased the Contract Owner, the Contract Owner's estate shall be the
Beneficiary. At the first death of a joint Contract Owner prior to the Annuity
Commencement Date, the Beneficiary shall be the surviving Contract Owner notwithstanding that the Designated Beneficiary may be different.

GENERAL PROVISIONS

THE CONTRACT

This contract constitutes the entire contract.

MODIFICATION

No modification of this contract shall be made except over the signature of the
President, a Vice President, a Secretary or an Assistant Secretary of the
Company.

The Company reserves the right to modify the contract, but only if such modification: (i) is necessary to make the contract or the Separate Account comply with any law or regulation issued by a governmental agency to which the
Company is subject: (ii) is necessary to assure continued qualification of the contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts: (iii) is necessary to reflect a change in the operation of the Separate Account or the Sub-Account(s): (iv)
provides additional Account options: or (v) withdraws Account options. In the event of any such modification, the Company will provide notice to the Contract
Owner, or to the payee(s) during the annuity period. The Company may also make appropriate endorsement in the Contract to reflect such modification.

GENERAL PROVISIONS (Continued)

MINIMUM VALUE STATEMENT

Any Termination Values, death benefits or settlement provisions available under this contract equal or exceed those required by the state in which the contract is delivered.

NON-PARTICIPATION

This contract does not share in the surplus earnings of the Company That portion of the assets of the Separate Account equal to the reserves and other contract liabilities of the Separate Account shall not be chargeable with liabilities arising out of any other business the Company may conduct.

MISSTATEMENT OF AGE AND SEX

If the age or sex of the Annuitant has been misstated, the amount of the annuity payable by the Company shall be that provided by that portion of the amounts allocated to effect such annuity on the basis of the corrected information without changing the date of the first payment of such annuity. Any underpayments by the Company shall be made up immediately and any overpayments shall be charged against future amounts becoming payable.

If the age of the Annuitant or Contract Owner has been misstated, the amount of any death benefit payable shall be determined based upon the correct age of the
Annuitant or Contract Owner.

INCONTESTABILITY

We cannot contest this Contract.

REPORTS TO THE CONTRACT OWNER

There shall be furnished to each Contract Owner copies of any shareholder reports of the Funds and of any other notices, reports or documents required by law to be delivered to Contract Owners. Annually, a statement of the Contract
Value is sent to the Contract Owner.

VOTING RIGHTS

The Company shall notify the Contract Owner of any Fund shareholder's meetings at which the shares held for the Contract Owner's Account may be voted and shall also send proxy materials and a form of instruction by means of which the
Contract Owner can instruct the Company with respect to the voting of the shares held for the Contract Owner's Account. In connection with the voting of Fund shares held by it, the Company shall arrange for the handling and tallying of proxies received from Contract Owners. The Company will vote the Fund shares held by it in accordance with the instructions received from the Contract Owners having the right to give voting instructions. If a Contract Owner desires to attend any meeting which shares held for the Contract Owner's benefit may be voted, the Contract Owner may request the Company to furnish a proxy or otherwise arrange for the exercise of voting rights with respect to the Fund shares held for such Contract Owner's Account.

GENERAL PROVISIONS (Continued)

In the event that the Contract Owner gives no instructions or leaves the manner of voting discretionary, the Company will vote such shares of the appropriate
Fund in the same proportion as shares of that Fund for which instructions have been received. Also, the Company will vote the Fund Shares in this proportionate manner which are held by the Company for its own Account. During the annuity period under a contract the number of votes will decrease as the assets held to fund annuity benefits decrease.

SUBSTITUTION

The Company reserves the right to substitute the shares of any other registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account provided that the substitution has been approved by the Securities and Exchange Commission.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT

At the Company's election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of the Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the
Securities and Exchange Commission.

PROOF OF SURVIVAL

The payment of any annuity benefit will be subject to evidence that the
Annuitant is alive on the date such payment is otherwise due.

VALUATION PROVISIONS

NET PREMIUM PAYMENTS

The net premium payment is equal to the premium payment minus any applicable
Premium Taxes. The net premium payment is applied to provide Fixed Account values or Sub-Account Accumulation Units with respect to the Sub-Account(s)
selected by the Contract Owner.

The number of Accumulation Units credited to each Sub-Account is determined by dividing the net premium payment allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account, next computed after the receipt of a premium payment by the Company. The number of Accumulation Units so determined will not be affected by any subsequent change in the value of such
Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

The Company will determine the value of the Fixed Account by crediting interest to amounts allocated to the Fixed Account. The minimum Fixed Account interest rate is the rate shown on Page 3, compounded annually. The Company, at its discretion, may credit interest rates greater than the minimum Fixed Account interest rate.

VALUATION PROVISIONS (Continued)

NET INVESTMENT FACTOR

The net investment factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the valuation period
(plus the per share amount of any unpaid dividends or capital gains by that
Fund) divided by the net asset value per share of the corresponding Fund at the beginning of the valuation period and subtracting from that amount the mortality and expense risk charge and the administration charge shown on Page 3. The
General Account net investment factor is guaranteed to be equal to the Minimum
Fixed Account Interest Rate shown on Page 3.

ACCUMULATION UNIT VALUE

The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each
Valuation Day by multiplying the Accumulation Unit Value of the particular
Sub-Account on the preceding Valuation Day by the net investment factor for that
Sub-Account for the valuation period then ended. The value of the Sub-Account on each Valuation Day is then determined by multiplying the number of Accumulation
Units in that Sub-Account by the Accumulation Unit Value on that Valuation Day.

ANNUITY UNIT VALUE

The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds and will be determined by multiplying the value of the Annuity Unit for that Sub-Account on the preceding day by the product of (a) the net investment factor for that
Sub-Account for the day for which the Annuity Unit value is being calculated, and (b) 0.999866, which is a factor that neutralizes an assumed interest rate of
5%.

CONTRACT MAINTENANCE FEE

During each year that this contract is in force prior to the Annuity
Commencement Date, a fee will be deducted from the contract at the end of the
Contract Year or on the date of surrender of this contract, if earlier. The fee will be charged against the Contract Value by reducing the Fixed Account value and, with respect to the Sub-Accounts, the number of Accumulation Units held on that date on a pro-rata basis with respect to each active Account.

The number of Accumulation Units deducted from the Sub-Account is determined by dividing the pro-rata portion of the Contract Maintenance Fee applicable to that
Sub-Account, by the value of an Accumulation Unit for the Sub-Account at the end of the Contract Year, or on the date of surrender, as applicable.

TERMINATION PROVISIONS

TERMINATION PRIOR TO THE ANNUITY COMMENCEMENT DATE

FULL SURRENDER

At any time prior to the Annuity Commencement Date, the Contract Owner has the
right to terminate the contract by submitting a written request to the
Administrative Office of the Company. In such event, the Termination Value of the contract may be taken in the form of a cash settlement.

TERMINATION PROVISIONS (Continued)

The Termination Value of the contract is equal to the Contract Value less

(a) any applicable Premium Taxes not previously deducted;

(b) the Contract Maintenance Fee as specified on Page 3; and

(c) any applicable contingent deterred sales charges as specified on Page 3

The Termination Value provided by the contract is not less than the minimum values required by the insurance laws of the state in which this contract is issued.

PARTIAL SURRENDERS/ANNUAL WITHDRAWAL AMOUNT

The Contract Owner may request, in writing, a partial surrender of Contract
Values at any time prior to the Annuity Commencement Date provided the Contract
Value remaining after the surrender is at least equal to the Company's minimum amount rules then in effect. If the remaining Contract Value following such surrender is less than the Company's minimum amount rules, the Company will terminate the contract and pay the Termination Value.

The contingent deferred sales charge will be assessed against any Contract
Values surrendered as described on Page 3. However, on a noncumulative basis, the Contract Owner may make partial surrenders during any Contract Year, up to the Annual Withdrawal Amount shown on Page 3 and the contingent deferred sales charge will not be assessed against such amounts. Surrender of Contract Values in excess of the Withdrawal Amount and additional surrenders made in any
Contract Year will be subject to the contingent deferred sales charge, as described on Page 3, if applicable.

For Federal tax purposes, any surrenders will be deemed to be first from earnings, to the extent that they exist, and then from the premium payments.

TERMINATION AFTER THE ANNUITY COMMENCEMENT DATE

This contract may not be surrendered for its Termination Value after the commencement of annuity payments, except with respect to Options Four and Five.

PAYMENT ON SURRENDER -- DEFERRAL OF PAYMENT

Payment on any request for surrender will be made as soon as possible and, with respect to the Contract Values in the Sub-Accounts, no later than seven days after the written request is received by the Company. However, such payment may be subject to postponement:

(a) for any period during which the New York Stock Exchange is closed or during which trading on the New York Stock Exchange is restricted:

(b) for any period during which an emergency exists as a result of which (i)
disposal of the securities held in the Sub-Accounts is not reasonably practicable, or (ii) it is not reasonably practicable for the value of the net assets of the Separate Account to be fairly determined: and

(c) for such other periods as the Securities and Exchange Commission may, by order, permit for the protection of the Contract Owners. The conditions under which trading shall be deemed to be restricted or any emergency shall be deemed to exist shall be determined by rules and regulations of the Securities and
Exchange Commission.

TERMINATION PROVISIONS (Continued)

The Company may defer payment of any amounts from the Fixed up to six months from the date of the request to surrender. If the Company defers payment for more than 30 days, the Company will pay interest of at least 3% per annum on the amount deferred.

DEATH BENEFIT

If the Annuitant dies before the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Contract Owner dies before the Annuity Commencement Date, the Death Benefit will be payable as determined under the Contract Control Provisions. The Death Benefit is calculated as of the date the Company receives written notification of Due Proof of Death at the
Administrative Office of the Company.

The Death Benefit will be the greatest of:

(a) The Contract Value on the date of receipt of Due Proof of Death at the
Administrative Office of the Company; or

(b) The Maximum Anniversary Value as described on Page 5 of this Contract; or

(c) 100% of all premium payments made under the Contract, reduced by the dollar amount of any partial surrenders since the Date of Issue.

The Death Benefit may be taken in one sum or under any of the settlement options then being offered by the Company provided, however, that, in the event of a
Contract Owner's death, any settlement option must provide that any amount payable as a death benefit will commence upon notification of Due Proof of Death and be completed within five years of the date of death or, if the benefit is payable over a period not extending beyond the life expectancy of the
Beneficiary or over the life of the Beneficiary, such distribution must commence within one year of the date of death. Notwithstanding the foregoing, in the event of the Contract Owner's death where the sole Beneficiary is the spouse of the Contract Owner and the Annuitant or Contingent Annuitant is living, such spouse may elect, in lieu of receiving the death benefit, to be treated as the
Contract Owner.

When payment is taken in one sum, payment will be made within 7 days after the date Due Proof of Death is received, except when the Company is permitted to defer such payment under the Investment Company Act of 1940.

SETTLEMENT PROVISIONS

ANNUITY COMMENCEMENT DATE

The Annuity Commencement Date is shown on Page 3. This date may be changed by the Contract Owner with 30 days advance written notification, and may be the fifteenth day of any month before or including the month of the Annuitant's 90th birthday. In the event the Contingent Annuitant becomes the Annuitant and in the absence of a written election to the contrary, the Annuity Commencement Date will be the fifteenth day of the month coincident with or next following the
Annuitant's 90th birthday.

SETTLEMENT PROVISIONS (Continued)

ELECTION OF ANNUITY OPTION

The Contract Owner may elect to have the Termination Value, without deduction for any contingent deferred sales charge, applied on the Annuity Commencement
Date under any one of the annuity options described below except the fifth option or under any of the settlement options then being offered by the Company.
The Termination Value is determined on the basis of the Accumulation Unit value of each Sub-Account and the value of the Fixed Account no later than the fifth
Valuation Day preceding the date annuity payments are to commence.

DATE OF PAYMENT

The first payment under any option shall be made on the fifteenth day of the month immediately following approval of claim for settlement. Subsequent payments shall be made on the fifteenth day of each subsequent month in accordance with the manner of payment selected.

DEATH OF THE ANNUITANT

In the event of the death of the Annuitant while receiving annuity payments, the present value of any remaining payments will be paid in one sum to the
Beneficiary unless other provisions shall have been made and approved by the
Company. If the Annuitant was also the Contract Owner, any method of distribution must provide that any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect at the Contract Owner's death. In the case of the Separate Account calculations, for such present value of the remaining payments the Company will assume a net investment rate of 5% per annum. The Annuity Unit value on the date of receipt of Due Proof of Death shall be used for the purpose of determining such present value. In the case of the General Account the net investment rate assumed will be the rate used by the Company to determine the amount of each certain payment.

ALLOCATION OF ANNUITY

The person electing an annuity option may further elect to have the value of the contract applied to provide a variable annuity, a fixed dollar annuity or a combination of both. Once every 3 months, following the commencement of annuity payments, the Contract Owner may elect, in writing, to transfer among any
Sub-Account(s) on which variable annuity payments are based. No transfers may be made between the Sub-Accounts and the General Account.

If no election is made to the contrary, the value of each Sub-Account shall be applied to provide a variable annuity based thereon, and the value of the Fixed
Account shall be applied to provide a fixed dollar annuity.

VARIABLE ANNUITY AND FIXED DOLLAR ANNUITY

Variable Annuity -- A variable annuity is an annuity with payments increasing or decreasing in amount in accordance with the net investment results of the Sub-
Account(s) of the Separate Account (as described in the Valuation Provisions).
After the first monthly payment for a variable annuity has been determined in accordance with the provisions of this contract, a number of Sub-Account Annuity
Units is determined by dividing that first monthly payment by the appropriate
Sub-Account Annuity Unit value on the effective date of the annuity payments.

SETTLEMENT PROVISIONS (Continued)

Once variable annuity payments have begun, the number of Annuity Units remains fixed with respect to a particular Sub-Account. If the Contract Owner elects that continuing annuity payments be based on a different Sub-Account, the number will change effective with that election but will remain fixed in number following such election. The method of calculating the unit value is described under Valuation Provisions.

The dollar amount of the second and subsequent variable annuity payments is not predetermined and may increase or decrease from month to month. The actual amount of each variable annuity payment after the first is determined by multiplying the number of Sub-Account Annuity Units by the Sub-Account Annuity
Unit value as described in the Valuation Provisions. The Sub-Account Annuity
Unit value will be determined no earlier than the fifth Valuation Day preceding the date the annuity payment is due.

The Company guarantees that the dollar amount of variable annuity payments will not be adversely affected by variations in the expense results and in the actual mortality experience of payees from the mortality assumptions, including any age adjustment, used in determining the first monthly payment.

Fixed Dollar Annuity -- A fixed dollar annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period.

ANNUITY OPTIONS

FIRST OPTION -- Life Annuity -- An annuity payable monthly during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION -- Life Annuity with 120, 180 or 240 Monthly Payments Certain --
An annuity providing monthly income to the payee for a fixed period of 120 months, 180 months, or 240 months, (as selected), and for as long thereafter as the payee shall live.

THIRD OPTION -- Joint and Last Survivor Life Annuity -- An annuity payable monthly during the joint lifetime of the payee and a secondary payee, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

FOURTH OPTION -- Payment for a Designated Period -- An amount payable monthly for the number of years selected which may be from 5 to 30 years. The remaining balance of proceeds in the General Account or the Separate Account for any day
is equal to the balance on the previous day decreased by the amount of any installment paid on that day and the remainder multiplied by the applicable net investment factor for the day as described in the valuation provisions. Any surrender out of this option will be subject to contingent deferred sales charges, as described on Page 3.

If this contract is issued to qualify under Section 401, 403, or 408 of the
Internal Revenue Code of 1954 as amended, the fourth option shall be available only if the guaranteed payment period is less than the life expectancy of the
Annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by the Company.

SETTLEMENT PROVISIONS (Continued)

FIFTH OPTION -- Death Benefit Remaining with the Company -- Proceeds from the
Death Benefit left with the Company for a period not to exceed five years from the date of the Contract Owner's death prior to the Annuity Commencement Date.
The proceeds will remain in the Sub-Account(s) to which they were allocated at the time of death unless the Beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time. In the event of withdrawals, the remaining value will equal the Contract Value of the proceeds left with the
Company, minus any withdrawals.

In the absence of an election by the Contract Owner, the Termination Value, without deduction for any contingent deferred sales charge, will be applied on the Annuity Commencement Date under the second option to provide a life annuity with 120 monthly payments certain.

ANNUITY TABLES

DESCRIPTION OF TABLES

The attached tables show the minimum dollar amount of the first monthly payments for each $1,000 applied under the options. Under the First or Second Options, the amount of each payment will depend upon the age and sex of the payee at the time the first payment is due. Under the Third Option, the amount of each payment will depend upon the sex of both payees and their ages at the time the first payment is due.

The variable payment annuity tables for the First, Second and Third Options are based on the 1983a Individual Annuity Mortality Table with ages set back one year and an interest rate of 5% per annum. The table for the Fourth Option is based on an interest rate of 5% per annum.

The fixed annuity payment tables for the First, Second and Third Options are based on the 1983a Individual Annuity Mortality Table with ages set back one year and an interest rate of 3% per annum. The table for the Fourth Option is based on an interest rate of 3% per annum.

Once the Contract Owner has elected an annuity option, that election may not be changed with respect to any Annuitant following the commencement of annuity payments.

MINIMUM PAYMENT

No election of any options or combination of options may be made under this contract unless the first payment for each affected Account would be at least equal to the minimum payment amount according to Company rules then in effect.
If at any time, payments to be made to any payee from each Account are or become less than the minimum payment amount, the Company shall have the right to change the frequency of payment to such intervals as will result in a payment at least equal to the minimum. If any amount due would be less than the minimum payment amount per annum, the Company may make such other settlement as may be equitable to the payee.

-------------------------------------------------------------------------------

VARIABLE PAYMENT ANNUITY TABLES
AMOUNT OF FIRST MONTHLY PAYMENT
FOR EACH $1,000 APPLIED TO
VARIABLE PAYMENT ANNUITIES

Second and subsequent annuity payments, when based on the investment experience of a Separate Account, are variable and are not guaranteed as to fixed dollar amount.

SINGLE LIFE ANNUITIES


MALE PAYEE FEMALE PAYEE
MONTHLY PAYMENTS GUARANTEED MONTHLY PAYMENTS GUARANTEED
AGE NONE 120 180 240 NONE 120 180 240
------------------------------------------------------------------------------------------------------------
35 $4.68 $4.67 $4.66 $4.64 $4.52 $4.52 $4.51 $4.50
40 4.86 4.85 4.82 4.79 4.65 4.65 4.64 4.62
45 5.10 5.07 5.03 4.97 4.83 4.82 4.60 4.77
50 5.41 5.35 5.28 5.20 5.06 5.04 5.01 4.97
51 5.48 5.41 5.34 5.24 5.12 5.09 5.06 5.01
52 5.55 5.48 5.40 5.30 5.17 5.14 5.11 5.05
53 5.63 5.55 5.46 5.35 5.23 5.20 5.16 5.10
54 5.71 5.63 5.53 5.40 5.30 5.26 5.22 5.15
55 5.80 5.70 5.60 5.45 5.37 5.33 5.28 5.20
56 5.89 5.79 5.67 5.51 5.44 5.40 5.34 5.26
57 5.99 5.88 5.74 5.57 5.52 5.47 5.40 5.31
58 6.10 5.97 5.82 5.62 5.60 5.54 5.47 5.37
59 6.21 6.07 5.90 5.68 5.69 5.62 5.54 5.43
60 6.33 6.17 5.98 5.74 5.79 5.71 5.62 5.49
61 6.46 6.28 6.07 5.80 5.89 5.80 5.70 5.55
62 6.60 6.40 6.16 5.86 6.00 5.90 5.78 5.61
63 6.75 6.52 6.25 5.91 6.11 6.00 5.86 5.67
64 6.91 6.64 6.34 5.97 6.23 6.11 5.95 5.74
65 7.09 6.78 6.43 6.02 6.37 6.22 6.04 5.80
66 7.27 6.91 6.52 6.08 6.51 6.34 6.14 5.67
67 7.47 7.06 6.62 6.12 6.66 6.47 6.24 5.93
68 7.68 7.21 6.71 6.17 6.82 6.60 6.34 5.99
69 7.91 7.36 6.81 6.22 7.00 6.74 6.44 6.05
70 8.15 7.52 6.90 6.26 7.19 6.89 6.54 6.11
75 9.65 8.35 7.30 6.41 8.41 7.74 7.06 6.34
80 11.78 9.16 7.59 6.48 10.24 8.70 7.46 6.46
85 14.73 9.80 7.74 6.51 13.00 9.55 7.69 6.50
90 16.62 10.21 7.80 6.51 17.00 10.10 7.79 6.51


JOINT AND LAST SURVIVOR ANNUITY

AGE OF AGE OF FEMALE PAYEE
MALE PAYEE 35 40 45 50 55 60
-------------------------------------------------------------------------------
35 $4.38 $4.42 $4.47 $4.52 $4.56 $4.59
40 4.41 4.47 4.54 4.60 4.66 4.71
45 4.43 4.51 4.60 4.68 4.77 4.85
50 4.45 4.55 4.65 4.76 4.88 5.00
55 4.47 4.57 4.70 4.84 4.99 5.15
60 4.49 4.60 4.73 4.90 5.09 5.30
65 4.50 4.61 4.76 4.95 5.17 5.43
70 4.50 4.63 4.78 4.98 5.23 5.54
75 4.51 4.64 4.80 5.01 5.28 5.63
80 4.51 4.64 4.81 5.03 5.31 5.69
85 4.52 4.65 4.82 5.04 5.34 5.73
90 4.52 4.65 4.82 5.05 5.35 5.75

AGE OF AGE OF FEMALE PAYEE
MALE PAYEE 65 70 75 80 85 90
------------- ------------------------------------------------------------
35 $4.62 $4.64 $4.65 $4.66 $4.67 $4.68
40 4.75 4.79 4.81 4.83 4.85 4.85
45 4.91 4.97 5.01 5.05 5.07 5.08
50 5.10 5.19 5.26 5.31 5.35 5.37
55 5.30 5.44 5.56 5.65 5.71 5.75
60 5.52 5.73 5.92 6.07 6.17 6.24
65 5.73 6.04 6.34 6.59 6.79 6.91
70 5.92 6.34 6.79 7.21 7.55 7.80
75 6.07 6.60 7.22 7.67 8.46 8.91
80 6.18 6.81 7.60 8.52 9.45 10.24
85 6.25 6.96 7.89 9.07 10.40 11.67
90 6.30 7.05 8.09 9.49 11.21 13.03


PAYMENTS FOR A DESIGNATED PERIOD


AMOUNT AMOUNT AMOUNT
NO. OF NO. OF NO. OF
OF MONTHLY OF MONTHLY OF MONTHLY
YEARS PAYMENTS YEARS PAYMENTS YEARS PAYMENTS
-------------------------------------------------------------------------------------------------------
5 $18.74 10 $10.51 15 $7.82
6 15.99 11 9.77 16 7.49
7 14.02 12 9.16 17 7.20
8 12.56 13 8.64 18 6.94
9 11.42 14 8.20 19 6.71



AMOUNT AMOUNT AMOUNT
NO. OF NO. OF NO. OF
OF MONTHLY OF MONTHLY OF MONTHLY
YEARS PAYMENTS YEARS PAYMENTS YEARS PAYMENTS
----------------------------------------------------------------------------------------------
20 $6.51 25 $5.76 30 $5.28
21 6.33 26 5.65
22 6.17 27 5.54
23 6.02 28 5.45
24 5.88 29 5.36


The monthly payment for any combination of ages not shown will be quoted upon request.

FIXED PAYMENT ANNUITY TABLES
AMOUNT OF MONTHLY PAYMENTS
FOR EACH $1,000 APPLIED TO
FIXED PAYMENT ANNUITIES

Payments are fixed and are guaranteed as to fixed dollar amount.

FIRST AND SECOND OPTIONS -- SINGLE LIFE ANNUITIES WITH:


MALE PAYEE FEMALE PAYEE
MONTHLY PAYMENTS GUARANTEED MONTHLY PAYMENTS GUARANTEED
AGE NONE 120 180 240 NONE 120 180 240
------------------------------------------------------------------------------------------------------------
35 $3.41 $3.40 $3.39 $3.38 $3.23 $3.23 $3.22 $3.22
40 3.51 3.60 3.58 3.56 3.39 3.38 3.38 3.37
45 3.87 3.85 3.82 3.77 3.59 3.58 3.57 3.55
50 4.19 4.15 4.10 4.03 3.84 3.83 3.81 3.77
51 4.27 4.22 4.17 4.08 3.90 3.89 3.86 3.82
52 4.34 4.29 4.23 4.14 3.97 3.95 3.92 3.88
53 4.43 4.37 4.30 4.20 4.03 4.01 3.98 3.93
54 4.51 4.45 4.37 4.26 4.10 4.08 4.04 3.99
55 4.60 4.54 4.45 4.32 4.18 4.15 4.11 4.04
56 4.70 4.62 4.53 4.39 4.25 4.22 4.18 4.11
57 4.80 4.72 4.61 4.45 4.34 4.30 4.25 4.17
58 4.91 4.82 4.69 4.51 4.42 4.38 4.32 4.23
59 5.03 4.92 4.78 4.58 4.52 4.47 4.40 4.30
60 5.15 5.03 4.87 4.64 4.61 4.56 4.48 4.37
61 5.28 5.14 4.96 4.71 4.72 4.66 4.57 4.44
62 5.42 5.26 5.06 4.78 4.83 4.76 4.66 4.51
63 5.57 5.39 5.16 4.84 4.95 4.86 4.75 4.58
64 5.74 5.52 5.26 4.90 5.07 4.98 4.85 4.65
65 5.91 5.66 5.36 4.96 5.21 5.10 4.95 4.72
66 6.10 5.81 5.46 5.02 5.35 5.22 5.05 4.79
67 6.29 5.96 5.56 5.08 5.51 5.36 5.16 4.86
68 6.50 6.11 5.66 5.13 5.67 5.50 5.26 4.93
69 6.73 6.28 5.76 5.18 5.85 5.65 5.37 5.00
70 6.97 6.44 5.86 5.23 6.04 5.80 5.49 5.06
75 8.45 7.32 6.31 5.40 7.26 6.69 6.04 5.32
80 10.55 8.17 6.62 5.48 9.07 7.69 6.48 5.45


THIRD OPTION -- JOINT AND LAST SURVIVOR ANNUITY

AGE OF AGE OF FEMALE PAYEE
MALE PAYEE 35 40 45 50 55
-------------------------------------------------------------------------------
35 $3.07 $3.14 $3.20 $3.25 $3.30
40 3.11 3.20 3.28 3.36 3.42
45 3.15 3.25 3.36 3.46 3.56
50 3.17 3.29 3.42 3.56 3.69
55 3.19 3.32 3.47 3.64 3.81
60 3.20 3.34 3.51 3.70 3.92
65 3.21 3.36 3.54 3.75 4.00
70 3.22 3.37 3.56 3.78 4.06

75 3.22 3.38 3.57 3.81 4.11
80 3.23 3.38 3.58 3.82 4.14

AGE OF AGE OF FEMALE PAYEE
MALE PAYEE 60 65 70 75 80
------------------- -----------------------------------------------------
35 $3.33 $3.35 $3.37 $3.39 $3.40
40 3.48 3.52 3.55 3.57 3.59
45 3.64 3.71 3.76 3.80 3.83
50 3.82 3.92 4.01 4.08 4.12
55 3.99 4.16 4.29 4.40 4.48
60 4.15 4.39 4.61 4.79 4.93
65 4.29 4.61 4.94 5.24 5.48
70 4.40 4.80 5.25 5.70 6.12
75 4.48 4.95 5.51 6.15 6.80
80 4.54 5.05 5.71 6.52 7.45


FOURTH OPTION -- PAYMENTS FOR A DESIGNATED PERIOD


AMOUNT AMOUNT AMOUNT
NO. OF NO. OF NO. OF
OF MONTHLY OF MONTHLY OF MONTHLY
YEARS PAYMENTS YEARS PAYMENTS YEARS PAYMENTS
------------------------------------------------------------------------------------------------------------
$17.91 10 $9.61 15 $6.67
6 15.14 11 8.86 16 6.53
7 13.16 12 8.24 17 6.23
8 11.68 13 7.71 18 5.96
9 10.53 14 7.26 19 5.73



AMOUNT AMOUNT AMOUNT
NO. OF NO. OF NO. OF
OF MONTHLY OF MONTHLY OF MONTHLY
YEARS PAYMENTS YEARS PAYMENTS YEARS PAYMENTS
---------------------------------------------------------------------------------------------------
20 $5.51 25 $4.71 30 $4.18
21 5.32 26 4.59
22 5.15 27 4.47
23 4.99 28 4.37
24 4.84 29 4.27


The monthly payment for any combination of ages not shown will be quoted upon request.

17

SCHEDULE D

Monthly Reinsurance Premium Rates

Exposure Based
Per $1,000 Exposed

[REDACTED]

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker SCHEDULE D

SCHEDULE E

Monthly Reporting Format

1. Following the end of each calendar month, the Monthly Input Page,
Fund/Exposure-Based exhibit (Schedule E-2) and the Monthly Transaction Summary
(Schedule E-3) or an exhibit of similar format must be prepared for each
Qualified plan and Non-Qualified plan separately.

2. The tabulation should be on an Adjusted Basis, which requires a separate tabulation of contracts with purchase amounts in excess of $5.0 million.

3. The tabulation is on a seriatim basis, with each contract contributing toward the totals for both exposure and aggregate contract value.

4. An exhibit demonstrating the aggregate allocation of contract values by fund shall be provided each calendar month.

5. At year end reporting, a tabulation of exposures by age and sex based on a percentage decrease in account value by fund type as specified by the NAIC must be submitted for reserve purposes.

If Hartford Life is unable to obtain and report to Connecticut General all of the above requested information, but rather reports estimates of this information, both parties will work together for an equitable settlement as soon as the actual information becomes available.

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker SCHEDULE E

VARIABLE ANNUITY DEATH BENEFIT
Monthly Input Page, Fund/Exposure-Based
For Contract Years 1 through 7

CONTRACTS ISSUED ON OR AFTER JANUARY 1, 1996
Calendar Year
Reporting Month


MALE FEMALE MALE
MALE FEMALE SURRENDER SURRENDER ANNUITY
AGE BAND EXPOSURE* EXPOSURE* VALUE VALUE VALUE
-----------------------------------------------------------------------------
0-34
35-39
40-44
45-49
50-54
55-59
60-64
65-69
70-74
75-79
80-84
85-89
90-94
95-99
Total 0-70 0 0 0 0 0
70+ 0 0 0 0 0
Total Male/Female
0-70 0 0
70+ 0 0
All Ages 0 0

FEMALE
ANNUITY MALE FEMALE MALE FEMALE
AGE BAND VALUE CLAIMS CLAIMS GMDB GMDB
------------------- ---------------------------------------------------------------
0-34
35-39
40-44
45-49
50-54
55-59
60-64
65-69
70-74
75-79
80-84
85-89
90-94
95-99
Total 0-70 0 0 0 0 0
70+ 0 0 0 0 0
Total Male/Female

0 0 0
0 0 0
0 0 0


[ILLEGIBLE] end of the period values.

[REDACTED]

------------

* Exposure is defined as the GMDB less the surrender value

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions, Pathmaker SCHEDULE E-2,

1

VARIABLE ANNUITY DEATH BENEFIT
Monthly Input Page, Fund/Exposure-Based
For Contract Years 1 through 7

CONTRACTS ISSUED ON OR BEFORE DECEMBER 31, 1995
Calendar Year
Reporting Month


MALE FEMALE MALE
MALE FEMALE SURRENDER SURRENDER ANNUITY
AGE BAND EXPOSURE* EXPOSURE* VALUE VALUE VALUE
-----------------------------------------------------------------------------
0-34
35-39
40-44
45-49
50-54
55-59
60-64
65-69
70-74
75-79
80-84
85-89
90-94
95-99
Total 0-69 0 0 0 0 0
70-79 0 0 0 0 0
80+ 0 0 0 0 0
Total Male/Female
0-69 0 0
70-79 0 0
80+ 0 0
All Ages 0 0

FEMALE
ANNUITY MALE FEMALE MALE FEMALE
AGE BAND VALUE CLAIMS CLAIMS GMDB GMDB
------------------- ---------------------------------------------------------------
0-34
35-39
40-44
45-49
50-54
55-59
60-64
65-69
70-74
75-79
80-84
85-89
90-94
95-99
Total 0-69 0 0 0 0 0

70-79 0 0 0 0 0
80+ 0 0 0 0 0
Total Male/Female
0 0 0
0 0 0
0 0 0
0 0 0


[ILLEGIBLE] end of the period values.

[REDACTED]

------------

* Exposure is defined as the GMDB less the surrender value

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions, Pathmaker SCHEDULE E-2,

2

VARIABLE ANNUITY DEATH BENEFIT
Monthly Input Page, Fund/Exposure-Based
For Contract Years 8 and Beyond

CONTRACTS ISSUED ON OR AFTER JANUARY 1, 1996
Calendar Year
Reporting Month


MALE FEMALE MALE
MALE FEMALE SURRENDER SURRENDER ANNUITY
AGE BAND EXPOSURE* EXPOSURE* VALUE VALUE VALUE
-------------------------------------------------------------------------
0-34
35-39
40-44
45-49
50-54
55-59
60-64
65-69
70-74
75-79
80-84
85-89
90-94
95-99
Total 0-70 0 0 0 0 0
70+ 0 0 0 0 0
Total
Male/Female
0-70 0 0
70+ 0 0
All Ages 0 0

FEMALE
ANNUITY MALE FEMALE MALE FEMALE
AGE BAND VALUE CLAIMS CLAIMS GMDB GMDB
--------------- ---------------------------------------------------------------
0-34
35-39
40-44
45-49
50-54
55-59
60-64
65-69
70-74
75-79
80-84
85-89
90-94
95-99
Total 0-70 0 0 0 0 0
70+ 0 0 0 0 0

Total
Male/Female
0 0 0
0 0 0
0 0 0


[ILLEGIBLE] end of the period values.

[REDACTED]

------------

* Exposure is defined as the GMDB less the surrender value

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions; Pathmaker SCHEDULE E-2,

3

VARIABLE ANNUITY DEATH BENEFIT
Monthly Input Page, Fund/Exposure-Based
For Contract Years 8 and Beyond

CONTRACTS ISSUED ON OR BEFORE DECEMBER 31, 1995
Calendar Year
Reporting Month


MALE FEMALE MALE
MALE FEMALE SURRENDER SURRENDER ANNUITY
AGE BAND EXPOSURE* EXPOSURE* VALUE VALUE VALUE
------------------------------------------------------------------------------
0-34
35-39
40-44
45-49
50-54
55-59
60-64
65-69
70-74
75-79
80-84
85-89
90-94
95-99
Total 0-69 0 0 0 0 0
70-79 0 0 0 0 0
80+ 0 0 0 0 0
Total
Male/Female
0-69 0 0
70-79 0 0
80+ 0 0
All Ages 0 0

FEMALE
ANNUITY MALE FEMALE MALE FEMALE
AGE BAND VALUE CLAIMS CLAIMS GMDB GMDB
--------------- ---------------------------------------------------------------
0-34
35-39
40-44
45-49
50-54
55-59
60-64
65-69
70-74
75-79
80-84
85-89
90-94
95-99

Total 0-69 0 0 0 0 0
70-79 0 0 0 0 0
80+ 0 0 0 0 0
Total
Male/Female
0 0 0
0 0 0
0 0 0
0 0 0


[ILLEGIBLE] end of the period values.

[REDACTED]

------------

* Exposure is defined as the GMDB less the surrender value

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions, Pathmaker SCHEDULE E-2,

4

VARIABLE ANNUITY DEATH BENEFIT
Monthly Transcation Summary
For Contract Years 1 through 7

CONTRACTS ISSUED ON OR AFTER JANUARY 1, 1996

Calendar Year
Reporting Month

MONTHLY REINSURANCE PREMIUM CALCULATION

PART I.

A. AGES SUBJECT TO EXPOSURE CALCULATION (TO 70)

1 Aggregate Annuity Value (BOM) Prior E-2
2 Aggregate Annuity Value (EOM) 0 Current E-2
3 Average Annuity Value (1+2)/2 0
4 Minimum Fund-Based Premium Rate [REDACTED]
5 Minimum Premium (4*3) 0
6 Maximum Fund-Based Premium Rate [REDACTED]
7 Maximum Premium (6*3) 0
8 Actual Exposure Premium (BOM) Prior E-2
9 Actual Exposure Premium (EOM) 0 Current E-2
10 Average Exposure Premium (8+9)/2 0
11 Earned Premium [max[5,min(10,7)] 0
12 Advance Premium Current Month (4*2) 0
13 Advance Premium Prior Month Prior E-3
14 Net Premium Due (11+12-13) 0

B. AGES NOT SUBJECT TO EXPOSURE CALCULATION (70+)

15 Aggregate Annuity Value (BOM) Prior E-2
16 Aggregate Annuity Value (EOM) 0 Current E-2
17 Average Annuity Value [(15+16)/2] 0
18 Monthly Fund Based Premium Rate [REDACTED]
19 Monthly Earned Premium [17*18] 0
20 Advance Premium Current Month [16*18] 0
21 Advance Premium Prior Month Prior E-3
22 Net Premium Due [19+20-21] 0
23 Total Part I. Net Premium Due All Ages [14+22] 0

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions, Pathmaker SCHEDULE E-3,

1

VARIABLE ANNUITY DEATH BENEFIT
Monthly Transcation Summary
For Contract Years 1 through 7

CONTRACTS ISSUED ON OR BEFORE DECEMBER 31, 1995

Calendar Year
Reporting Month

MONTHLY REINSURANCE PREMIUM CALCULATION

PART II.

A. AGES SUBJECT TO EXPOSURE CALCULATION (TO 70, 70-79)

[LESS THAN]70 70-79
24 Aggregate Annuity Value (BOM) Prior E-2
25 Aggregate Annuity Value (EOM) 0 0 Current E-2
26 Average Annuity Value (24+25)/2 0 0
27 Minimum Fund-Based Premium Rate [REDACTED]
28 Minimum Premium (27*26) 0 0
29 Maximum Fund-Based Premium Rate [REDACTED]
30 Maximum Premium (29*26) 0 0
31 Actual Exposure Premium (BOM) Prior E-2
32 Actual Exposure Premium (EOM) 0 0 Current E-2
33 Average Exposure Premium 0 0
(31+32)/2
34 Earned Premium 0 0
[max[28,min(33,30)]
35 Advance Premium Current Month 0 0
(27*25)
36 Advance Premium Prior Month Prior E-3
37 Net Premium Due (34+35-36) 0 0
39 Total Net Premium Due Ages [LESS 0
THAN]80 (sum line 37)

B. AGES NOT SUBJECT TO EXPOSURE CALCULATION (80+)

80+
40 Aggregate Annuity Value (BOM) Prior E-2
41 Aggregate Annuity Value (EOM) 0 Current E-2
42 Average Annuity Value [(40+42)/2] 0
43 Minimum Fund-Based Premium Rate [REDACTED]
44 Minimum Premium (43*42) 0
45 Maximum Fund-Based Premium Rate [REDACTED]
46 Maximum Premium (45*42) 0
47 Actual Exposure Premium (BOM)
48 Actual Exposure Premium (EOM) 0
49 Average Exposure Premium 0
(47+48)/2
48 Earned Premium [max[44, 0
min(49,46)]
49 Advance Premium Current Month 0
(43*41)
50 Advance Premium Prior Month
51 Total Net Premium Due Ages 80+ 0
(48+49-50)
52 Total Part II. Net Premium Due 0
All Ages (39+51)

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions, Pathmaker SCHEDULE E-3,

2

VARIABLE ANNUITY DEATH BENEFIT
Monthly Transcation Summary
For Contract Years 1 through 7

ALL CONTRACTS

Calendar Year
Reporting Month

MONTHLY REINSURANCE PREMIUM CALCULATION

PART III.

ACTUAL CLAIMS

53 Monthly Reinsurance Amount 0 Current E-2

PART IV.

NET TRANSACTIONS

54 Premium Due Reinsurer [23+52] 0
55 Monthly Reinsurance Claims [Sum 53] 0
56 Twelfth Month Calendar Year Premium Adjustment Attach explanation
57 Prior Adjustment Attach explanation
58 Amount Due Ceding Company [55-54+56+57] 0

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions, Pathmaker SCHEDULE E-3,

3

VARIABLE ANNUITY DEATH BENEFIT
Monthly Transcation Summary
For Contract Years 8 and Beyond

CONTRACTS ISSUED ON OR AFTER JANUARY 1, 1996

Calendar Year
Reporting Month

MONTHLY REINSURANCE PREMIUM CALCULATION

PART I.

A. AGES SUBJECT TO EXPOSURE CALCULATION (TO 70)

1 Aggregate Annuity Value (BOM) Prior E-2
2 Aggregate Annuity Value (EOM) 0 Current E-2
3 Average Annuity Value (1+2)/2 0
4 Minimum Fund-Based Premium Rate [REDACTED]
5 Minimum Premium (4*3) 0
6 Maximum Fund-Based Premium Rate [REDACTED]
7 Maximum Premium (6*3) 0
8 Actual Exposure Premium (BOM) Prior E-2
9 Actual Exposure Premium (EOM) 0 Current E-2
10 Average Exposure Premium (8+9)/2 0
11 Earned Premium [max[5,min(10,7)] 0
12 Advance Premium Current Month (4*2) 0
13 Advance Premium Prior Month Prior E-3
14 Net Premium Due (11+12-13) 0

B. AGES NOT SUBJECT TO EXPOSURE CALCULATION (70+)

15 Aggregate Annuity Value (BOM) Prior E-2
16 Aggregate Annuity Value (EOM) 0 Current E-2
17 Average Annuity Value [(15+16)/2] 0
18 Monthly Fund Based Premium Rate [REDACTED]
19 Monthly Earned Premium [17*18] 0
20 Advance Premium Current Month [16*18] 0
21 Advance Premium Prior Month Prior E-3
22 Net Premium Due [19+20-21] 0
23 Total Part I. Net Premium Due All Ages [14+22] 0

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions, Pathmaker SCHEDULE E-3,

4

VARIABLE ANNUITY DEATH BENEFIT
Monthly Transcation Summary
For Contract Years 8 and Beyond

CONTRACTS ISSUED ON OR BEFORE DECEMBER 31, 1995

Calendar Year
Reporting Month

MONTHLY REINSURANCE PREMIUM CALCULATION

PART II.

A. AGES SUBJECT TO EXPOSURE CALCULATION (TO 70, 70-79)

[LESS THAN]70 70-79
24 Aggregate Annuity Value (BOM) Prior E-2
25 Aggregate Annuity Value (EOM) 0 0 Current E-2
26 Average Annuity Value (24+25)/2 0 0
27 Minimum Fund-Based Premium Rate [REDACTED]
28 Minimum Premium (27*26) 0 0
29 Maximum Fund-Based Premium Rate [REDACTED]
30 Maximum Premium (29*26) 0 0
31 Actual Exposure Premium (BOM) Prior E-2
32 Actual Exposure Premium (EOM) 0 0 Current E-2
33 Average Exposure Premium 0 0
(31+32)/2
34 Earned Premium 0 0
[max[28,min(33,30)]
35 Advance Premium Current Month 0 0
(27*25)
36 Advance Premium Prior Month Prior E-3
37 Net Premium Due (34+35-36) 0 0
39 Total Net Premium Due Ages [LESS 0
THAN]80 (sum line 37)

B. AGES NOT SUBJECT TO EXPOSURE CALCULATION (80+)

80+
40 Aggregate Annuity Value (BOM) Prior E-2
41 Aggregate Annuity Value (EOM) 0 Current E-2
42 Average Annuity Value [(40+42)/2] 0
43 Minimum Fund-Based Premium Rate [REDACTED]
44 Minimum Premium (43*42) 0
45 Maximum Fund-Based Premium Rate [REDACTED]
46 Maximum Premium (45*42) 0
47 Actual Exposure Premium (BOM)
48 Actual Exposure Premium (EOM) 0
49 Average Exposure Premium 0
(47+48)/2
48 Earned Premium 0
[max[44,min(49,46)]
49 Advance Premium Current Month 0
(43*41)
50 Advance Premium Prior Month
51 Total Net Premium Due Ages 80+ 0
(48+49-50)
52 Total Part II. Net Premium Due 0
All Ages (39+51)

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions, Pathmaker SCHEDULE E-3,

5

VARIABLE ANNUITY DEATH BENEFIT
Monthly Transcation Summary
For Contract Years 8 and Beyond

ALL CONTRACTS

Calendar Year
Reporting Month

MONTHLY REINSURANCE PREMIUM CALCULATION

PART III.

ACTUAL CLAIMS

53 Monthly Reinsurance Amount 0 Current E-2

PART IV.

NET TRANSACTIONS

54 Premium Due Reinsurer [23+52] 0
55 Monthly Reinsurance Claims [Sum 53] 0
56 Twelfth Month Calendar Year Premium Adjustment Attach explanation
57 Prior Adjustment Attach explanation
58 Amount Due Ceding Company [55-54+56+57] 0

Hartford Life Insurance Company CIGNA Reinsurance
Director; Putnam Capital Manager; August 23, 1996
Select Dimensions, Pathmaker SCHEDULE E-3,

6

AMENDMENT NO.

TO THE
VARIABLE ANNUITY GUARANTEED DEATH BENEFIT REINSURANCE
Dated April 1, 1996

between

Hartford Life Insurance Company
(Hanford, Connecticut)

and

Connecticut General Life Insurance Company
(Hartford, Connecticut)

It is agreed by the two companies:

1. To amend the YRT rates for inforce business; and

2. To amend and substitute the attached Schedule D for the corresponding
Schedule D of this Agreement; and

3. This amendment shall be effective on July 1, 1997.

In witness whereof, this Amendment is signed in duplicate on the dates indicated
at the home office of each company.

HARTFORD LIFE INSURANCE COMPANY

By: /s/ [ILLEGIBLE]
--------------------------------
Date: 12-5, 1997

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: /s/ [ILLEGIBLE]
--------------------------------
Date: 7/25/1997

HARTFORD LIFE INSURANCE COMPANY CIGNA REINSURANCE
AMENDMENT NO. 1 TREATY DATED 4/1/96
EFFECTIVE 7/1/97

SCHEDULE D

MONTHLY REINSURANCE PREMIUM RATES
FOR INFORCE BUSINESS AS OF JULY 1, 1997

Exposure Based
Per $1,000 Exposed

[REDACTED]

HARTFORD LIFE INSURANCE COMPANY CIGNA REINSURANCE
AMENDMENT NO. 1 TREATY DATED 4/1/96
EFFECTIVE 7/1/97

SCHEDULE D

AMENDMENT NO. 2

To the Reinsurance Agreement Effective April 1, 1996

Between

Hartford Life Insurance Company

And

Connecticut General Life Insurance Company
Through its Division, CIGNA Reinsurance

It is agreed by the two companies to amend the Agreement as follows:

1 Article II entitled Amounts at Risk shall be amended. Now, therefore, the following Paragraph A of Article II shall be substituted for the corresponding
Paragraph A of Article II of the Agreement:

ARTICLE II AMOUNTS AT RISK

A. The reinsurance death benefit is the surrender charge plus the excess of the guaranteed minimum death benefit over the contract surrender value, if any. At issue, the guaranteed minimum death benefit is equal to the initial premium. Once every year thereafter, on the contract anniversary, prior to certificate or contract owner attained age 81, the guaranteed minimum death benefit is reset to the then current contract value, if this value exceeds the current guaranteed minimum death benefit, Please refer to Schedule C for a complete description of the guaranteed minimum death benefit.

2 All other terms and conditions of the Agreement shall remain in full force and effect.

In witness whereof this amendment is signed in duplicate on the dates indicated
at the home office of each company.

HARTFORD LIFE INSURANCE COMPANY CONNECTICUT GENERAL LIFE INSURANCE
COMPANY

By: /s/ [ILLEGIBLE] By: /s/ [ILLEGIBLE]
------------------------------ ------------------------------
Date: 8/10/99 Date: 7/26/99

HARTFORD LIFE INSURANCE COMPANY CIGNA REINSURANCE
DIRECTOR; PUTNAM CAPITAL MANAGER; AMENDMENT NO. 2
SELECT DIMENSIONS; PATHMAKER

AMENDMENT NO. 2

To the Reinsurance Agreement Effective April 1, 1996

Between

Hartford Life Insurance Company

And

Connecticut General Life Insurance Company
Through its Division, CIGNA Reinsurance

It is agreed by the two companies to amend the Agreement as follows:

1 Article II entitled Amounts at Risk shall be amended. Now, therefore, the following Paragraph A of Article II shall be substituted for the corresponding
Paragraph A of Article II of the Agreement:

ARTICLE II AMOUNTS AT RISK

A. The reinsurance death benefit is the surrender charge plus the excess of the guaranteed minimum death benefit over the contract surrender value, if any. At issue, the guaranteed minimum death benefit is equal to the initial premium. Once every year thereafter, on the contract anniversary, prior to certificate or contract owner attained age 81, the guaranteed minimum death benefit is reset to the then current contract value, if this value exceeds the current guaranteed minimum death benefit, Please refer to Schedule C for a complete description of the guaranteed minimum death benefit.

2 All other terms and conditions of the Agreement shall remain in full force and effect.

In witness whereof, this amendment is signed in duplicate on the dates indicated
at the home office of each company.

HARTFORD LIFE INSURANCE COMPANY CONNECTICUT GENERAL LIFE INSURANCE
COMPANY

By: /s/ [ILLEGIBLE] By: /s/ [ILLEGIBLE]
------------------------------ ------------------------------
Date: 8/30/99 Date: 8/19/99

HARTFORD LIFE INSURANCE COMPANY CIGNA REINSURANCE
DIRECTOR; PUTNAM CAPITAL MANAGER; AMENDMENT NO. 2
SELECT DIMENSIONS; PATHMAKER